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                                                                   Exhibit 99.16

                                PROMISSORY NOTE

$100,000,000.00                                                    July 26, 2001


     FOR VALUE RECEIVED, the undersigned, CHARLES E. SMITH RESIDENTIAL REALTY L.P., a Delaware limited partnership ("Maker"), hereby promises to pay to ARCHSTONE COMMUNITIES TRUST ("ASN"), a Maryland real estate investment trust and the holder of this Promissory Note (this "Note"), at 7777 Market Center Avenue, El Paso, Texas 79912, Attention: Controller, or at such other place as ASN may from time to time designate in writing, the principal sum of One Hundred Million and 00/100 Dollars ($100,000,000.00), together with all accrued interest on the unpaid balance of this Note and all other costs and expenses provided for herein, in accordance with the terms and provisions hereof. The indebtedness evidenced by this Note is referred to as the "Loan".

     1.   Maturity Date.  The "Maturity Date" shall be the earlier to occur of
(a) the effective date of the merger of Maker into ASN pursuant to the terms of the Amended and Restated Merger Agreement (the "Merger Agreement"), dated as of May 3, 2001, by and among ASN, Maker, New Garden Residential Trust, a Maryland real estate investment trust, and Charles E. Smith Realty L.P., a Delaware limited partnership, and (b) 180 days after the termination of the Merger Agreement in accordance with its terms.

     2.   Interest.   From and after the date hereof and through and including
the Maturity Date, interest shall accrue during each Interest Period on the unpaid principal amount outstanding from time to time under this Note at the LIBO Rate plus the Applicable Margin per annum. The LIBO Rate for each Interest Period shall be the LIBO Rate established on the first business day of the Interest Period. The term "Interest Period" shall mean the period commencing on the first day of each month and ending on the last day of each month; provided, however, that the first Interest Period shall commence on the date of this Note. The term "LIBO Rate" shall mean the rate quoted in the Wall Street Journal on the first business day of each Interest Period as the London Interbank Offered Rate, or the average of such rates if more than one rate is quoted. The term "Applicable Margin" shall mean (a) 100 basis point prior to the date 60 days after termination of the Merger Agreement, and (b) 200 basis points thereafter.

     3. Repayment. Interest only shall be due and payable on the first day of each month in arrears for the preceding Interest Period. All unpaid principal and interest shall be due and payable on the Maturity Date. All payments by Maker hereunder shall be applied (i) first to any amount due to ASN pursuant to Paragraph 9 of this Note, (ii) then to the interest due and unpaid under this Note and (iii) thereafter to any principal owing under this Note.
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     4.   Prepayment.  Maker shall have the right to prepay in part or in full, without penalty, this Note (together with accrued interest to the date of prepayment on the amount of principal thus prepaid) at any time or times. It is contemplated that a portion of the property identified on Exhibit A as "Harbour House" (the "Harbour House North Tower") may be sold prior to the Maturity Date. Upon the sale of the Harbour House North Tower, Maker shall pay to ASN 65% of the gross sale proceeds (or the outstanding amount due hereunder, if less) and, upon receipt of such payment, ASN shall release the lien of the Mortgage relating to the Harbour House North Tower. At Maker's election, Maker may pledge another real property as substitute collateral for the Harbour House North Tower, in which event, and subject to ASN's receipt of a Mortgage on such substitute collateral, the sale proceeds from Harbour House North Tower may be retained by Maker.

     5. Default Interest Rate. Upon the occurrence of an Event of Default, ASN, in ASN's sole and absolute discretion and without notice or demand, may raise the rate of interest accruing on the unpaid principal balance hereof to the LIBO Rate plus 600 basis per annum (the "Default Rate"), independent of whether ASN elects to accelerate the unpaid principal balance as a result of such default. If judgment is entered on this Note, the amount of the judgment entered (which may include principal, interest, fees and costs) shall bear interest at the default interest rate described in this paragraph, to be determined on the date of the entry of the judgment.

     6. Waiver Regarding Notice. Except as set forth herein, Maker and any endorsers or guarantors of this Note severally waive presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest, or any other notices of whatever kind or nature, bringing of suit and diligence in taking any action to collect any sum owing hereunder. From time to time, without in any way affecting the obligation of Maker to pay the outstanding principal balance of this Note and any interest accrued thereon and fully to observe and perform the covenants and obligations of Maker under this Note, without affecting the duties and obligations of any endorser hereto, without affecting the duties and obligations of any guarantor hereof, without giving notice to or obtaining the consent of Maker or any endorsers hereto or guarantor hereof and without liability on the part of ASN, the ASN may, at its option, (i) extend the time for payment of interest hereon and/or principal hereof, (ii) reduce the payments hereunder, (iii) release anyone liable on this Note, (iv) accept a renewal of this Note, (v) join in any extension or subordination, and/or (vi) exercise any right or election hereunder. No one or more of such actions shall constitute a novation or operate to release any party liable for this Note, either as Maker, endorser, guarantor or otherwise.

     7. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

     (a) Maker's failure to make any required payment of principal and/or interest under this Note on or before the date such payment is due hereunder and such failure is not cured within 3 days thereafter;

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     (b)  The occurrence of a default, and a failure to cure such default within any applicable cure period, by Maker under this Note or any of the following agreements (the "Line of Credit Agreements"): (i) that certain Credit Agreement/Revolving Line of Credit in the amount of $100,000,000, dated as of February 5, 2001, between Maker and PNC Bank, National Association, among others, and (ii) that certain Credit Agreement/Revolving Line of Credit in the amount of $50,000,000, dated as of February 5, 2001, between Maker and PNC Bank, National Association, among others; provided, however, that if the Line of Credit Agreements are terminated prior to the Maturity Date, the financial covenants, other representations and covenants of the "Borrower" therein, and the default provisions thereof, shall be incorporated into this Note and made a part hereof;

     (c) Maker or any Guarantor shall commence a voluntary case concerning itself under Title 11 of the United States Code (as now or hereafter in effect, or any successor thereto, the "Bankruptcy Code"); or an involuntary case is commenced against Maker or any Guarantor and the petition is not dismissed within ninety (90) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Maker or any Guarantor; or the Maker or any Guarantor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or any Guarantor or there is commenced against Maker or any Guarantor any such proceeding which remains undismissed for a period of ninety (90) days; or Maker or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or Maker or any Guarantor makes a general assignment for the benefit of creditors; or Maker or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or

     (d) The occurrence of any "Event of Default" under (i) any Mortgage (hereafter defined), or (ii) any other document evidencing or securing the Loan, after giving effect to any applicable cure or grace periods.

     8. Remedies. Upon the occurrence of an Event of Default, ASN shall have the right to cause the entire unpaid principal balance hereof, together with all accrued interest thereon, attorneys' fees and all fees, charges, costs and expenses, if any, owed by Maker to ASN hereunder, to become immediately due and payable in full by giving written notice to Maker. Upon the occurrence of an Event of Default, ASN may avail itself of any and all legal and equitable rights and remedies which ASN may have at law or in equity or under this Note or any other document evidencing and/or securing the debt evidenced hereby, including, but not limited to, the right to accelerate the indebtedness due under this Note as described in the preceding sentence. The remedies of ASN hereof as provided herein shall be distinct and cumulative,

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and may be pursued singly, successively or together, at the sole discretion of
ASN, and may be exercised as often as occasion therefor shall arise. Failure to exercise any of the foregoing options upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same or any other Event of Default, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. ASN shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by ASN of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of ASN.

     9. Expenses of Collection. Should this Note be referred to an attorney for collection after an Event of Default, whether or not suit has been filed or any other action instituted or taken to enforce or collect under this Note, Maker shall pay all of ASN's reasonable costs, fees (including attorneys' fees) and expenses in connection with such referral and enforcement.

     10. Governing Law. The provisions of this Note shall be governed and construed according to the internal laws of the State of Maryland (without regard to its laws relating to choice or conflicts-of-law). Should any provision of this Note require judicial interpretation, it is agreed that the court interpreting or considering the same shall not apply the presumption that the terms hereof shall be more strictly construed against any party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Note and that legal counsel was consulted by each party hereto before the execution of this Note.

     11. Waiver. Neither any course of dealing by ASN nor any failure or delay on its part to exercise any right, power or privilege hereunder shall operate as a waiver hereof unless said waiver is in writing and signed by ASN, and then only to the extent specifically set forth in said writing. A waiver as to one event shall not be construed as a continuing waiver or as a bar to, or waiver of, any right or remedy as to any subsequent event. Maker hereby waives the benefit of the Homestead exemption as to the debts, obligations and covenant imposed by this Note and/or the Mortgage.

     12. Modification. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom any change, modification or discharge is sought.

     13. Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

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     If to Maker:             c/o Charles E. Smith Residential, Inc.
                              Attn: Robert Zimet and Chief Financial Officer 2345 Crystal Drive
                              Crystal Park #4
                              Arlington, Virginia 22202
                              Telephone: 703/769-1325
                              Facsimile:  703/769-1312

     If to ASN:               Archstone Communities Trust
                              Attn:  Caroline Brower
                              7670 South Chester Street
                              Englewood, Colorado 80112
                              Telephone: 303/708-5949
                              Facsimile: 303/708-6954

     Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered three business days after deposit, postage prepaid in the U.S. Mail, (b) sent by overnight delivery using a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, (c) sent by telefax, in which case notice shall be deemed delivered upon transmission of such notice, or (d) sent by personal delivery. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

     14. Assignment. ASN may assign or otherwise transfer this Note and any other document pertaining to the Loan at any time or from time to time to any affiliate of ASN.

     15. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of ASN hereof, not affect any other provision of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     16. Limitations of Applicable Law. In the event the operation of any provision hereof results in an effective rate of interest transcending the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party to this Note, be applied to the unpaid principal balance of this Note immediately upon receipt of such monies by ASN, with the same force and effect as though Maker had specifically designated such extra sums to be so applied to the unpaid principal balance and ASN hereof had agreed to accept such extra payment(s) as a prepayment.

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     17.  Commercial Loan.  Maker warrants that the loan evidenced by this Note is made solely for commercial purposes (and not for residential or agricultural purposes).

     18. Security. The Loan and Maker's performance under this Note shall be guaranteed by the guarantors who have endorsed this Note (the "Guarantors") and the Loan, the Maker's and the Guarantors' performance under this Note shall be secured by mortgages or deeds of trust (each, a "Mortgage") on the real properties identified on Exhibit A attached hereto. Maker represents and warrants that such real properties are not pledged as collateral for any other loans and Maker further covenants that it will not pledge the real properties as collateral for any other loan until the Loan has been paid in full. ASN shall not be entitled to record any Mortgage until the occurrence of an Event of Default. Maker shall be responsible for the payment of all recording costs and all mortgage, intangibles, documentary or similar taxes due in connection with recording the Mortgages after an Event of Default, and, if Maker fails to make any such payment, then ASN may advance the funds necessary to record the Mortgages and such amount shall be added to the Loan and shall be secured by the Mortgages.

     19. Captions. The captions herein are for convenience of reference only and in no way defined or limit the scope or content of this Note or in any way affect its provisions.

     20. Debtor-Creditor Relationship. ASN shall in no event be construed for any purpose to be a partner, joint venturer or associate of Maker, it being the sole intention of the parties to establish a relationship of debtor and creditor.

     21. Time of Essence. It is expressly agreed that time is of the essence in the performance of the obligations set forth in this Note.

     22. Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places in which the context may require such substitution.

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      IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date set forth above pursuant to due authority.

                                  Maker:
                                  -----

                                  CHARLES E. SMITH RESIDENTIAL REALTY L.P.

                                  By:  Charles E. Smith Residential Realty,
                                       Inc., a Maryland corporation, its general
                                       partner


                                       By: /s/ Charles E. Smith Residential
                                               Realty, Inc.
                                       Name:____________________________________
                                       Title:___________________________________

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GUARANTORS:

FOR VALUE RECEIVED, the undersigned hereby unconditionally and irrevocably guarantees the due and punctual payment of the obligations of the Maker under this Note, and the performance of the Maker's obligations hereunder and waives all rights of subrogation.

                              SMITH PROPERTY HOLDINGS HARBOUR HOUSE
                              L.L.C., a Delaware limited liability company

                              By: Smith Realty Company, a Maryland corporation,
                                  its sole member



                                  By:/s/ Gregory A. Samay
                                     --------------------
                                  Name: Gregory A. Samay
                                  Title: Vice President and Treasurer

                              SMITH PROPERTY HOLDINGS HARBOUR HOUSE
                              SOUTH L.L.C., a Delaware limited liability company

                              By: Charles E. Smith Residential Realty L.P.,
                                  a Delaware limited partnership, its managing
                                  member

                                  By: Charles E. Smith Residential Realty,
                                      Inc., a Maryland corporation, its general
                                      partner

                                      By: /s/ Gregory A. Samay
                                          --------------------
                                      Name: Gregory A. Samay
                                      Title: Vice President and Treasurer

                                      -8-

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                         SMITH PROPERTY HOLDINGS FIVE L.P., a Delaware
                         limited partnership

                         By: Charles E. Smith Residential Realty L.P., a
                             Delaware limited partnership, its managing member

                             By: Charles E. Smith Residential Realty,
                                 Inc., a Maryland corporation, a general
                                 partner



                                 By: /s/ Gregory A. Samay
                                     --------------------
                                     Name: Gregory A. Samay
                                     Title: Vice President and Treasurer

                                 By: Smith Five, Inc., a Maryland
                                     corporation, a general partner



                                     By: /s/ Gregory A. Samay
                                         --------------------
                                     Name: Gregory A. Samay
                                     Title: Vice President and Treasurer

                         FIRST HERNDON ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

                         By: Smith Five, Inc., a Maryland corporation,
                             its general partner



                             By: /s/ Gregory A. Samay
                                 --------------------
                             Name: Gregory A. Samay
                             Title: Vice President and Treasurer

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                                                                       EXHIBIT A

                      REAL PROPERTIES PLEDGED AS SECURITY


1. Harbour House, Miami-Dade County, Florida

2. The Westerly at Worldgate, Worldgate Drive, Fairfax County, Virginia

3. Boulevard of Old Town, Alexandria, Virginia